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                                                                    Exhibit 4(a)






                                 CERTIFICATE OF
                               LIMITED PARTNERSHIP
                                       FOR
                       ATLAS AMERICA PUBLIC #11-2002 LTD.

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                                STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP

o The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do Hereby certify as follows:

o   First: The name of the limited partnership is

                       ATLAS AMERICA PUBLIC #11-2002 LTD.

o   Second: The address of its registered office in the state of Delaware is

                              49  BANCROFT MILLS, UNIT P15 in the city of
                              WILMINGTON, DE 19806

    The name of the Registered Agent at such address is ANDREW M. LUBIN

o   Third: The name and mailing address of each general partner is as follows:

                             ATLAS RESOURCES, INC.
                            MANAGING GENERAL PARTNER
                         311 ROUSER ROAD, P.O. BOX 611
                            MOON TOWNSHIP, PA 15108

o In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of ATLAS AMERICA PUBLIC #11-2002 LTD. as of June 4, 2002.

                              ATLAS AMERICA PUBLIC #11-2002 LTD.
                              By: ATLAS RESOURCES, INC.
                                  MANAGING GENERAL PARTNER

                                  /s/ Frank P. Carolas
                                  ------------------------------------------
                                  Frank P. Carolas, Executive Vice President

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   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:03 PM 06/05/2002
   020369980 - 3534742